 EXHIBIT 99.5
FORM OF LETTER TO CLIENTS OF BROKERS AND OTHER NOMINEE HOLDERS
CRYOPORT, INC.
OFFER TO HOLDERS OF OUTSTANDING $3.57 ORIGINAL WARRANTS
TO EXCHANGE UP TO 2,000,000 OF SUCH ORIGINAL WARRANTS FOR
AN EQUAL NUMBER OF $3.00 NEW WARRANTS,
CONDITIONED UPON THE IMMEDIATE EXERCISE OF SUCH NEW WARRANTS
THE offer EXPIREs AT 5:00 P.M., eastern TIME, FEBRUARY 2, 2018, UNLESS EXTENDED
January 2, 2018
To Our Clients:
Enclosed for your consideration are materials relating to the offer by Cryoport, Inc., a Nevada corporation (the “Company”), to holders of the Company’s outstanding warrants to purchase shares of common stock at an exercise price of  $3.57 per share (the “Original Warrants”) in connection with the Company’s offer (the “Offer”) to such holders to exchange up to 2,000,000 of such Original Warrants for an equal number of warrants to purchase one share of common stock at an exercise price of  $3.00 per share (the “New Warrants”), conditioned upon the immediate exercise of such New Warrants. The Offer is being made upon the terms and subject to the conditions set forth in the offer letter/prospectus, dated January 2, 2018 (as it may be amended and/or supplemented from time to time, the “Offer Letter/Prospectus”), a copy of which accompanies this letter. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Offer Letter/Prospectus.
Y OU SHOULD CAREFULLY READ THE ENTIRE OFFER LETTER/PROSPECTUS, TOGETHER WITH ANY RELATED DOCUMENTS THE COMPANY PROVIDES TO YOU, BEFORE MAKING A DECISION TO PARTICIPATE IN THE OFFER.
The Offer will be open through 5:00 p.m., Eastern Time on February 2, 2018, as may be extended by the Company in its sole discretion (the “Expiration Date”).
Pursuant to the Offer, the New Warrants will have the following terms:
•
Exercise Price:   The exercise price will be $3.00 per share.

•
Term:   The New Warrants will expire concurrently with the Expiration Date.

•
No Cashless Exercise:   The New Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the New Warrants.

•
Lock-Up Period:   The New Warrants will contain a lock-up provision that provides that the holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the shares of common stock issuable upon exercise of the New Warrants (the “New Warrant Shares”) without the prior written consent of the Company for a period of sixty (60) days after the Expiration Date (the “Lock-Up Period”). In addition, the Company may impose stop-transfer restrictions to enforce these restrictions.

•
Market Restrictions:   A holder by electing to participate in the Offer is agreeing to not, either alone or with others, effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

•
Other Terms:   Other than as described above, the terms of the New Warrants are substantially identical to the terms of the Original Warrants.

The above description is a summary of certain materials terms of the New Warrants and is not complete. This summary is subject to, and is qualified by reference to, the form of warrant certificate evidencing the New Warrants attached as Annex A to the Offer Letter/Prospectus.
Participation in the Offer requires both the tender of your Original Warrants as set forth in the Offer Letter/Prospectus and your exercise of the New Warrants, which will happen simultaneously effective as of the Expiration Date if your Original Warrants are properly tendered in the Offer. You may elect to participate in the Offer with respect to some or all of your Original Warrants that you hold. Any Original Warrants that are not tendered in the Offer will remain in full force and effect with no change in the terms of the Original Warrants.
The Offer is conditioned upon the existence of an effective Registration Statement on Form S-4 relating to the registration of the New Warrants and the New Warrant Shares. In addition, if the aggregate number of Original Warrants properly tendered in the Offer by all holders participating in the Offer is greater than 2,000,000, then each of the participating holder’s number of Original Warrants tendered will be reduced on as close to a pro rata basis as is possible as further described in the Offer Letter/Prospectus.
Subject to the potential reduction in the acceptance by the Company of your tender of Original Warrants as described in the preceding paragraph, in the event that you properly tender Original Warrants in the Offer, the Company will issue you an equal number of New Warrants, which will be immediately exercised, and you will be issued an equal number of New Warrant Shares.
THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF ORIGINAL WARRANTS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. AS SUCH, WE ARE THE ONLY ONES WHO CAN EXCHANGE YOUR ORIGINAL WARRANTS FOR NEW WARRANTS AND EXERCISE SUCH NEW WARRANTS, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE ALSO SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT EXCHANGE YOUR ORIGINAL WARRANTS THAT WE HOLD FOR YOUR ACCOUNT.
Accordingly, we request instructions as to whether you wish us to exchange any of the Original Warrants we hold for your account for New Warrants to be immediately exercised pursuant to the Offer.
If you wish to have us, on your behalf, exchange any of the Original Warrants we hold for your account pursuant to the Offer, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form attached as Annex A to this letter.
Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf on or prior to the Expiration Date.
Please direct questions or requests for assistance, or for additional copies of the Offer Letter/Prospectus or other materials, to the Company at:
Cryoport, Inc.
17305 Daimler Street
Irvine, CA 92614
Attn: Robert Stefanovich, Chief Financial Officer, Telephone: (949) 681-2727
or
Thomas J. Heinzen, VP, Corporate Development and Investor Relations, Telephone: (949) 681-2723
(email: ir@cryoport.com)
***

ANNEX A

BENEFICIAL OWNER ELECTION FORM
CRYOPORT, INC.
OFFER TO HOLDERS OF OUTSTANDING $3.57 ORIGINAL WARRANTS
TO EXCHANGE UP TO 2,000,000 OF SUCH ORIGINAL WARRANTS FOR
AN EQUAL NUMBER OF $3.00 NEW WARRANTS,
CONDITIONED UPON THE IMMEDIATE EXERCISE OF SUCH NEW WARRANTS
The undersigned acknowledge(s) receipt of your letter and the enclosed materials, including the Offer Letter/Prospectus, dated January 2, 2018 (the “Offer Letter/Prospectus”), in connection with the offer by Cryoport, Inc., a Nevada corporation (the “Company”), to holders of the Company’s outstanding warrants to purchase one share of common stock at an exercise price of  $3.57 per share (the “Original Warrants”) to exchange up to 2,000,000 of such Original Warrants for an equal number of warrants to purchase one share of common stock at an exercise price of  $3.00 per share (the “New Warrants”), conditioned upon the immediate exercise of such New Warrants.
The undersigned hereby instructs you to exchange the number of Original Warrants indicated below that are held by you for the account of the undersigned, followed by the immediate exercise of such New Warrants, pursuant to the terms and subject to the conditions set forth in the Offer Letter/Prospectus.
Number of Original Warrants Being Exchanged and New Warrants Being Exercised		Exercise Price of New Warrants		Payment
	x	$3.00	=	$

Box 1 ☐ Payment in the following amount is enclosed: $           .
Box 2 ☐ Please deduct payment of  $            from the following account maintained by you as follows:
(The total of Box 1 and Box 2 must equal the total payment specified above.)
Type of Account:
Account No.:
Name of Beneficial Owner(s):
Signature of Beneficial Owners(s):
If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:
Name:
Capacity:
Address (including zip code):
Telephone Number: